Exhibit 10.5

SECURED PROMISSORY NOTE

November 21, 2023	$8,000,000.00

The undersigned, Massive Brilliant Limited, a Hong Kong corporation (the “Investor”), for value received, promises to pay to Alset International Limited, a Singapore corporation (the “Company”) or any person or entity to whom this note (this “Note”) has been endorsed for payment, or order (collectively, the “Holder”), the principal sum of Eight Million United States of America Dollars ($8,000,000.00) (the “Principal Sum”) and interest on the Principal Sum from time to time remaining unpaid hereon from the date of this Note until paid in full at the rate of one point five percent (1.5%), annually, unless otherwise waived by the Holder. The Principal Sum and all accrued interest shall be due and payable in full on or before the second (2nd) anniversary of the date of this Note, unless otherwise extended by the Holder. In no event shall the interest rate on the Principal Sum exceed the maximum rate allowed by law.

Principal and all the accrued interest will be paid in lawful money of the United States of America at the address of the Holder of this Note as shown on the books of the Company. The Investor shall have the right to prepay all or any portion of the indebtedness represented hereby without premium or penalty upon ten (10) days’ notice. Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Stock Purchase Agreement of even date (the “Stock Purchase Agreement”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

1. Replacement. On receipt of evidence reasonably satisfactory to Investor of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company, or in the case of mutilation, on surrender and cancellation of this Note, Investor, at his or her expense, will execute and deliver, in lieu of this Note, a new Note of like tenor.

2. Right to Accelerate Payment. This Note shall become immediately due and payable in the full amount of the Principal Sum then unpaid, together with all accrued and unpaid interest thereon, at the option of the Holder of this Note without notice or demand, upon the occurrence of such event when the Investor becomes insolvent in that either a petition is filed by or against Investor under any bankruptcy law, or he or she is unable to pay his or her debts as they fall due, or he or she makes a general assignment for the benefit of his or her creditors or takes any other action to take advantage of any insolvency laws.

3. Modification. This Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against which enforcement of that change, waiver or termination is sought.

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4. Security. This Note is given pursuant to the terms of the Stock Purchase Agreement and is secured under the terms of a Security Agreement of even date herewith made between the undersigned and the Company (the “Security Agreement”). The Holder shall be entitled to all the benefits of the security as provided in the Security Agreement. Notwithstanding anything to the contrary stated herein, the Holder agrees that for payment of this Note it will look solely to the Collateral (as defined in the Security Agreement), and no other assets of Investor shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Holder, or for any payment required to be made under this Note. For the avoidance of doubt, immediately upon such transfer of the Collateral from the Investor to the Company, (i) the Security Agreement and this Note shall be deemed to have expired; (ii) all the obligations of the Investor under this Note and the Security Agreement shall be deemed to have fully and properly performed, satisfied and/or fulfilled; and (iii) there shall be no other claims and/or whatsoever against the Investor in relation to the Collateral and this Note.

5. Transfer. The rights and obligations of the Holder and the Investor under this Note and the Security Agreement shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

6. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles. Each of the Holder and the Investor hereby (a) agrees to the exclusive jurisdiction of any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to the Note, (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service of any and process upon it, and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in this Note and service so made will be complete when received. Nothing in this Section 6 shall affect the rights of the Holder or Investor to serve legal process in any other manner permitted by law.

7. Notices. All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar overnight next business day delivery or by email delivery followed by overnight next business day delivery, as follows:

To the Investor:

To the Company:

Alset International Limited

9 Temasek Boulevard

#16-04, Suntec Tower Two

Singapore 038989

Attention: Danny Lim

Email:

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Darrin M. Ocasio, Esq.

Email:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

8. Severability. If any provision of this Note should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

INVESTOR:
MASSIVE BRILLIANT LIMITED

By:
Name:
Title:

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